Exhibit 99.1

PRESS RELEASE

Investor Contact:

Tina Jacobsen

NuVasive, Inc.

858-320-5215

investorrelations@nuvasive.com

Media Contact:

Nicole Collins

NuVasive, Inc.

858-909-1907

media@nuvasive.com

NUVASIVE ANNOUNCES FIRST QUARTER

2013 FINANCIAL RESULTS

•	First quarter 2013 revenue of $159.5 million; up 5.2% from first quarter 2012

•	GAAP operating margin of 4.0%

•	Non-GAAP operating margin of 13.5%

•	GAAP net income of $851 thousand, or $0.02 per share

•	Non-GAAP earnings of $11.9 million, or $0.26 per share

SAN DIEGO, April 30, 2013 -    NuVasive, Inc. (Nasdaq: NUVA) a medical device company focused on developing minimally disruptive surgical products and procedures for the spine, announced today financial results for the quarter ended March 31, 2013.

NuVasive reported first quarter 2013 revenue of $159.5 million, a 5.2% increase over the $151.7 million for the first quarter 2012.

Gross profit for the first quarter 2013 was $120.4 million and gross margin was 75.5%, compared to a gross profit of $114.8 million and a gross margin of 75.7% for the first quarter 2012.

Total operating expenses for the first quarter 2013 were $114.0 million compared to $107.5 million in the first quarter 2012. The higher operating expenses in the first quarter 2013 resulted primarily from additional costs associated with higher revenue and international infrastructure expansion.

On a GAAP basis, the Company reported net income of $851 thousand, or $0.02 per share, for the first quarter 2013.

On a Non-GAAP basis, the Company reported net income of $11.9 million, or $0.26 per share, for the first quarter 2013. The Non-GAAP earnings per share calculations for the first quarter exclude: (i) non-cash stock-based compensation of $6.8 million; (ii) certain intellectual property litigation expenses of $1.4 million; (iii) amortization of intangible assets of $4.4 million; (iv) acquisition related items of $2.5 million; and (v) non-cash interest expense on convertible notes of $3.3 million.

Cash, cash equivalents and short and long-term marketable securities were $281.2 million at March 31, 2013.

The Company also announced a partial settlement in the ongoing patent litigation with Medtronic. The settlement resolves all disputes related to cervical plate patents and affords NuVasive broad access to Medtronic’s portfolio of cervical plate patents. In exchange, NuVasive agreed to a $7.5 million up-front payment to Medtronic to settle Phase II of the litigation, all of which will be offset against any damage award ultimately paid in connection with Phase I. As well, NuVasive will assume an effective go-forward royalty rate of 3% on certain cervical plates that rely on the patents licensed.

Alex Lukianov, Chairman and Chief Executive Officer, said, “Results in the first quarter demonstrate solid execution against our multiyear plan and are in line with our expectations for annual performance in 2013. Several positive developments in the form of strong clinical data to support fusions for Degenerative Disc Disease, in conjunction with the ongoing formulation of new clinical guidelines have the potential to improve long term US spine market growth. And regardless of what U.S. market growth ultimately looks like, NuVasive has massive opportunities to drive sustainable top and bottom line growth globally. Our proven, share taking strategy of Superior Outcomes, Absolute Responsiveness, and Speed of Innovation will enable us to execute our plan for growth toward $1 billion in revenue with an improved profitability profile.”

2013 Full Year Financial Guidance:

•	Revenue of approximately $655 million, unchanged from prior guidance

•	GAAP EPS of approximately $0.02, compared to $0.07 previously

•	Non-GAAP EPS of approximately $1.00, unchanged from prior guidance

•	Non-GAAP Operating Margin of approximately 14%, unchanged from prior guidance

•	GAAP effective tax expense rate of approximately 80%, compared to 60% previously

Reconciliation of Full Year EPS Guidance

	2013
	Guidance
	Prior [1]	Revised [2]
GAAP earnings per share guidance	$0.07	$0.02
Non-cash stock based compensation	0.39	0.45
Certain intellectual property litigation expenses	0.06	0.06
Amortization of intangible assets	0.27	0.27
Acquisition related items [3]	0.03	0.03
Non-cash interest expense on convertible notes	0.18	0.18

Non-GAAP earnings per share guidance	$1.00	$1.00

Weighted shares outstanding - basic	45,500	45,500

Weighted shares outstanding - diluted	46,500	46,500

[1]	Effective tax rate of ~60% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments
[2]	Effective tax rate of ~80% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments
[3]	Acquisition related items include expenses associated with prior M&A activity and as incurred

Reconciliation of Non-GAAP Operating Margin %
	2012	2013 Guidance
	Actuals	Prior	Revised
Gross Margin % [A]	75.3%	~74.0%	~74.0%

Non-GAAP Operating Expenses [B]	60.8%	~60.0%	~60.0%
Non-cash stock-based compensation	4.2%	~5.0%	~5.5%
Certain intellectual property litigation expenses	0.4%	~1.0%	~1.0%
Amortization of intangible assets	2.0%	~3.0%	~3.0%
Intangible asset and goodwill impairment charge	1.5%	-	-
Acquisition related items*	0.3%	~0.3%	~0.3%

GAAP Operating Expenses	69.3%	~69.3%	~69.8%

Non-GAAP Operating Margin % [A-B]	14.5%	~14.0%	~14.0%
* Acquisition related items include expenses associated with prior M&A activity and as incurred

Reconciliation of Non-GAAP Information

Management uses certain Non-GAAP financial measures such as Non-GAAP earnings per share, which exclude non-cash stock-based compensation, certain intellectual property litigation expenses, amortization of intangible assets, acquisition related items, non-cash interest expense on convertible notes, and intangible asset and goodwill impairment charges. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the Non-GAAP financial measures provided in this earnings release excluding these costs and uses these Non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these Non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These Non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from Non-GAAP measures used by other companies. Set forth below are reconciliations of the Non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of First Quarter 2013 Results

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share
GAAP net income		$851	$0.02
Non-cash stock-based compensation	$6,787	4,072	0.09
Certain intellectual property litigation expenses	1,409	845	0.02
Amortization of intangible assets	4,376	2,626	0.06
Acquisition related items	2,461	1,477	0.03
Non-cash interest expense on convertible notes	3,322	1,993	0.04

Non-GAAP earnings		$11,864	$0.26

Weighted shares outstanding - diluted			45,316

Conference Call

NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com through May 31, 2013. In addition, a telephone replay of the call will be available until May 14, 2013. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use pin number: 410865.

About NuVasive

NuVasive is an innovative global medical device company that is changing spine surgery with minimally disruptive surgical products and procedurally integrated solutions for the spine. The Company is the 4th largest player in the $8.2 billion global spine market.

NuVasive offers a comprehensive spine portfolio of over 80 unique products developed to improve spine surgery and patient outcomes. The Company’s principal procedural solution is its Maximum Access Surgery, or MAS® platform for lateral spine fusion. MAS provides safe, reproducible, and clinically proven outcomes, and is a highly differentiated solution with fully integrated neuromonitoring, customizable exposure, and a broad offering of application-specific implants and fixation devices designed to address a variety of pathologies.

Having pioneered the lateral approach to spine fusion, NuVasive continues to be at the forefront of the spine industry’s shift toward less invasive solutions. The Company places a large focus on clinical research and support of the Society of Lateral Access Surgery, or SOLAS®, to expand the body of clinical evidence in support of NuVasive’s minimally disruptive solutions and to drive adoption of its techniques. The Company’s dedication to innovation continues to spawn game changing technology such as the PCM® motion preserving disc for the cervical spine, XLIF® Corpectomy for tumor and trauma, and Armada®, which treats adult degenerative scoliosis in a less invasive fashion. The Company has also developed procedural solutions that completely redefine and improve upon traditional procedures like TLIF, PLIF, Posterior Fixation, and ALIF. NuVasive’s solutions are increasingly being adopted internationally, as the Company lays the groundwork to continue growing as a global business and to offer industry-leading, Absolutely Responsive customer service to surgeons world-wide. NuVasive is focused on becoming a $1 Billion Start-UpTM; taking market share by maintaining a commitment to Superior Clinical Outcomes, Speed of Innovation, and Absolute Responsiveness®.

NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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NuVasive, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Revenue	$159,504	$151,691
Cost of goods sold (excluding amortization of purchased technology)	39,096	36,933

Gross profit	120,408	114,758

Operating expenses:
Sales, marketing and administrative	99,886	94,678
Research and development	9,694	9,988
Amortization of intangible assets	4,376	2,846

Total operating expenses	113,956	107,512

Interest and other expense, net:
Interest income	172	208
Interest expense	(7,032)	(6,825)
Other income, net	240	437

Total interest and other expense, net	(6,620)	(6,180)

(Loss) income before income taxes	(168)	1,066
Income tax (benefit) expense	(764)	597

Consolidated net income	$596	$469

Net loss attributable to noncontrolling interests	$(255)	$(204)

Net income attributable to NuVasive, Inc.	$851	$673

Net income per share attributable to NuVasive, Inc.:
Basic and diluted	$0.02	$0.02

Weighted average shares outstanding:
Basic	44,025	42,844

Diluted	45,316	43,397

Stock-based compensation is included in expenses in the following categories:
Sales, marketing and administrative	$6,424	$6,142
Research and development	342	465
Cost of goods sold	21	14

	$6,787	$6,621

NuVasive, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$78,472	$123,299
Short-term marketable securities	121,897	138,405
Accounts receivable, net	90,410	88,958
Inventory	129,583	126,335
Deferred tax assets, current	31,136	28,236
Prepaid expenses and other current assets	9,078	8,516

Total current assets	460,576	513,749
Property and equipment, net	122,897	125,123
Long-term marketable securities	80,829	84,412
Intangible assets, net	101,992	101,362
Goodwill	154,056	154,106
Deferred tax assets	37,676	40,575
Restricted cash and investments	119,046	118,995
Other assets	24,380	25,463

Total assets	$1,101,452	$1,163,785

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$72,227	$62,048
Accrued payroll and related expenses	20,952	27,916
Litigation liability	7,500	—
Senior Convertible Notes, current	—	74,311

Total current liabilities	100,679	164,275
Senior Convertible Notes	335,726	332,404
Deferred tax liabilities	3,123	3,129
Litigation liability	93,700	101,200
Other long-term liabilities	15,056	15,199
Commitments and contingencies
Noncontrolling interests	9,748	10,003
Stockholders’ equity:
Preferred stock	—	—
Common stock	44	44
Additional paid-in capital	721,688	714,865
Accumulated other comprehensive (loss) income	(1,043)	786
Accumulated deficit	(177,269)	(178,120)

Total stockholders’ equity	543,420	537,575

Total liabilities and stockholders’ equity	$1,101,452	$1,163,785

NuVasive, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2013	2012
Operating activities:
Consolidated net income	$596	$469
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,581	12,087
Amortization of debt discount	3,322	3,088
Amortization of debt issuance costs	478	451
Stock-based compensation	6,787	6,621
Allowance for doubtful accounts and sales return reserve	(129)	663
Allowance for excess and obsolete inventory, net of write-offs	157	1,200
Accretion of contingent consideration	17	397
Other non-cash adjustments	1,393	1,446
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(1,619)	2,193
Inventory	(4,098)	(3,502)
Prepaid expenses and other current assets	(929)	10,959
Accounts payable and accrued liabilities	10,373	7,834
Accrued payroll and related expenses	(6,823)	(4,166)

Net cash provided by operating activities	24,106	39,740
Investing activities:
Cash paid for business and asset acquisitions	(5,031)	(3,667)
Purchases of property and equipment	(9,200)	(14,567)
Purchases of marketable securities	(48,916)	—
Sales of marketable securities	68,621	84,831

Net cash provided by investing activities	5,474	66,597
Financing activities:
Principal payment of 2013 Senior Convertible Notes	(74,311)	—
Proceeds from the issuance of common stock	36	314
Other assets	100	76

Net cash (used in) provided by financing activities	(74,175)	390
Effect of exchange rate changes on cash	(232)	(39)

(Decrease) increase in cash and cash equivalents	(44,827)	106,688
Cash and cash equivalents at beginning of period	123,299	163,492

Cash and cash equivalents at end of period	$78,472	$270,180